Exhibit 99.1

Arbor Realty SR, Inc. Closes Offering of

$150 Million of 8.50% Senior Notes due 2027

Uniondale, N.Y., October 11, 2022 — Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR) today announced that its subsidiary, Arbor Realty SR, Inc. (the “Issuer”), has closed an offering of $150 million aggregate principal amount of 8.50% Senior Notes due 2027 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), outside the United States to non-United States persons in compliance with Regulation S under the Securities Act and to institutional accredited investors pursuant to the Securities Act.

The Notes are the senior, unsecured obligations of the Issuer and are fully and unconditionally guaranteed on a senior, unsecured basis by Arbor. The Notes bear interest at a rate equal to 8.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2023, and mature on October 15, 2027.

A portion of the net proceeds of the offering were used to repurchase approximately $46 million aggregate principal amount of Arbor’s outstanding 5.625% Senior Notes due 2023 in privately negotiated transactions, which was effected through the initial purchaser, as Arbor’s agent, and the remaining proceeds from the offering will be used for general corporate purposes.

Piper Sandler & Co. acted as the initial purchaser for the offering.

The offer and sale of the Notes and the related guarantee were not and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and the related guarantee may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender, Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine, and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor and the Issuer can give no assurance that their expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s and the Issuer’s expectations include, but are not limited to, changes in interest rates and/or credit spreads, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2021 and its other reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Arbor and the Issuer expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s or the Issuer’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contact:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com